Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

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Preliminary Information Statement

[ X ]

Definitive Information Statement

[ ]Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

WELLSTONE FILTERS, INC.

(Name of Registrant as Specified In Its Charter)

WELLSTONE FILTERS, INC.

(Name of Person(s) Filing Proxy Statement)

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[X[

No Fee Required.

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

WELLSTONE FILTERS, INC.

300 Market Street, Suite 130-13, Chapel Hill, North Carolina 27516

INFORMATION STATEMENT

Mailing Date:  August 24 ~~18~~ , 2009

We are not asking you for a proxy and you are

requested not to send us a proxy

General

This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Wellstone Filters, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Certificate of Incorporation of the Company to change the name of the Company to “Wellstone Filter Sciences, Inc.”  This amendment has already been approved by the consent of persons holding 74,468,47 ~~3~~ 4 Shares, which is a majority of the 93,445,596 outstanding shares.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on August 17, 2009, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 228 of the Delaware General Corporation Law ("DGCL").

The voting securities of the Company are the shares of its Common Stock, of which 93,445,596 shares were issued and outstanding as of August 17, 2009.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of August 17, 2009 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder.

Amount of

Name and

Beneficial

Percent of

Address

Ownership(1)

Class

Learned Jeremiah Hand(1)(2)

74,468,47 ~~3~~ 4

79.7%

Chief Executive Officer

Carla Cerami Hand, MD,PhD(1)(2)

74,468,47 ~~3~~ 4

79,7%

All executive officers and directors

  as a group (1 person)

74,468,47 ~~3~~ 4

79.7%

* less than 1%

(1)The business address of each of these persons is 300 Market Street, Suite 130-13, Chapel Hill, North Carolina 27516.

(2)Ms. Cerami Hand and Mr. Learned Jeremiah Hand are wife and husband.  The 74,468,47 ~~3~~ 4 shares listed as beneficially owned by Mr. Learned Jeremiah Hand include 9,6 31,940 ~~79,233~~  shares which are controlled by Carla Cerami Hand, as stated below; 7,200 shares issuable upon exercise of stock options ~~, 9,240 shares held through a family limited partnership controlled by him,~~ , and 64, 829,334 ~~772,800~~ shares held directly by him.  Mr. Hand disclaims beneficial ownership of such 9,6 31,940 ~~79,233~~  shares.  Ms. Cerami Hand ~~is the sole limited partner of a partnership which holds 46,093 shares and also~~  controls 1,320 ~~9,240~~ shares held via a trust, and is the sole shareholder of Cerami Consulting Corp. which owns 9,6 30,620 ~~23,900~~ shares, and may be deemed to beneficially own the 64,789,240  shares controlled by Learned Jeremiah Hand.  She disclaims beneficial ownership of the 64, 836,334 ~~789,240~~  shares controlled by Learned Jeremiah Hand.

As of August 17, 2009, there were approximately 140 shareholders of record.

PROPOSAL NO. 1:

AMENDMENT OF CERTIFICATE OF INCORPORATION

CHANGE OF CORPORATE NAME

The stockholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Certificate of Incorporation to change the name of the Company to “Wellstone Filter Sciences, Inc.” or a similar name chosen by the Board of Directors.

The Board of Directors has proposed the name change to reflect the Company’s  emphasis on employing science to develop its proprietary filter technology, and to separate that business from its cigarette business conducted by its subsidiary Wellstone Tobacco.

The amendment will be filed with an effective date with the Delaware Secretary of State no less than twenty days after the mailing of the Information Statement. Stockholders will not be required to exchange certificates and the CUSIP number for the common stock  is expected to remain unchanged.